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                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE
---------------------
March 26, 2002


Anker Coal Makes Board of Directors Changes

         Morgantown, WV - Anker Coal Group, Inc. (the "Company") announced today several changes with respect to its Board of Directors. The Company has taken action to remove Bruce Sparks and William D. Kilgore, Jr., as Directors. In a related move, the Company announced that Paul Pizzolato, who had previously served as a Director of the Company, was reappointed to the Board.

         The Company also announced that it has amended its By-Laws to fix the number of directors at four. Following these actions, which are all effective as of March 8, 2002, the Company's Board of Directors is comprised of Wilbur Ross, Mark Zand, George McClellan and Paul Pizzolato.

         Anker Coal Group, Inc. and its subsidiaries produce and sell coal used principally for electric generation and steel production in the eastern United States.

         For more information, please contact Gerald Peacock of Anker Coal Group, Inc. at (304) 594-1616.